Exhibit 32


                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Marshall T. Reynolds, Chairman and Chief Executive Officer and Larry A. Blount, Chief Financial Officer of Energy Services of America Corporation (the "Company") each certify in their capacity as officers of the Company that they have reviewed the Quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2009 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



May 13, 2009                                /s/  Marshall T. Reynolds
---------------                             ------------------------------------
Date                                        Marshall T. Reynolds
                                            Chairman and Chief Executive Officer


May 13, 2009                                /s/  Larry A. Blount
---------------                             -----------------------------------
Date                                        Larry A. Blount
                                            Chief Financial Officer